Exhibit 10.5

AMENDMENT II TO ACQUISITION AGREEMENT

This Amendment Agreement (the "Amendment”) is made this 13th day of March, 2008 by and among China Logistics Group, Inc., a Florida Corporation, formerly known as MediaReady, Inc. (“China Logistics”), and Shandong Jiajia International Freight & Forwarding Co., Ltd., a company of limited liabilities organized under the laws of the Peoples Republic of China (the “Company” or “Jiajia”), and the individuals Hui Liu and Wei Chen, shareholders of Jiajia (the “Shareholders”) and amends that certain Acquisition Agreement between the parties executed on December 31, 2007 and the Amendment to Acquisitions Agreement between the parties amended on January 28, 2008 (collectively, the Acquisition Agreement").

WHEREAS, the effective March 11, 2008 China Logistics changed its corporate name from Media Ready, Inc. to China Logistics Group, Inc. and effected a 1-40 reverse stock split, among other corporate actions.

WHEREAS, the parties desire to amend the Acquisition Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

1.

 Section 1. Consideration of the Acquisition Agreement is hereby amended to read: China Logistics shall contribute total consideration of $2,000,000 (“Cash Consideration”) and 1,000,000 shares of China Logistics Group Series A Preferred Stock, 120,000 shares of China Logistics Group Series B Preferred Stock, and a three year option to purchase 80,000,000 shares of China Logistics Group common stock at a purchase price of $.0075 per share (“Stock Consideration”) to acquire a 51% interest in Jiajia.

The Cash Consideration shall be provided as follows on or before April 30, 2008:

•

$1,040,816 shall be contributed to increase the registered capital of Jiajia, and

•

$959,184 shall be made available to Jiajia as working capital.

Except as modified herein, all other provisions of the Acquisition Agreement entered into amongst the parties shall remain in effect.

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement on the date first above written.

China Logistics Group, Inc.	David Aubel

/s/ V. Jeffrey Harrell	/s/ David Aubel
Signature	Signature
V. Jeffrey Harrell	David Aubel
President and CEO	China Logistics' Shareholder

Shandong Jiajia International Freight & Forwarding Co., Ltd.

/s/ Hui Liu
Hui Liu,
Chairman

Shareholder: Wei Chen	Shareholder: Hui Liu

/s/ Wei Chen	/s/ Hui Liu
Signature	Signature
Wei Chen	Hui Liu